Exhibit 32.2

Certification of Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350
and Rule 13a-14(b) or Rule 15d-14(b)

My name is Simeon Leonardo Reyes Francisco and I am the Principal Accounting and Finance Officer of Mitu Resources Inc. (the “Company”).

I hereby certify pursuant to 18 U.S.C. Section 1350 as adopted by Section 906 of the Sarbanes–Oxley Act of 2002 that to the best of my knowledge and belief:

(1)

the Annual Report on Form 10-K for the year ended March 31, 2018, filed with the U.S. Securities and Exchange Commission (“Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of Mitu Resources, Inc. as of, and for, the periods presented in the Report.

/s/ Simeon Leonardo Reyes Francisco
Simeon Leonardo Reyes Francisco
Principal Accounting and Finance Officer

Date: July 11, 2018